MASTER SERVICES AGREEMENT

This **AGREEMENT** is entered into on the 18th of February, 2025 ("Effective Date") between TEN Holdings, Inc., a Nevada corporation (formerly incorporated in Pennsylvania on February 12, 2024, and having changed its domicile to Nevada on July 24, 2024), and its operating entity Ten Events, Inc., a Pennsylvania corporation incorporated on December 5, 2011 (collectively, "**XHLD**" or the "**Client**"), and PeakValue, LLC, with a principal place of business at 1732 1st Ave, Suite 28646, New York NY 10128 ("**Counterparty**").

WHEREAS, Counterparty is experienced in IT outsourcing, digital marketing, and business development services and has a strong network of contacts in the US and is willing to provide such services to XHLD based on this background; and

WHEREAS, XHLD desires to have services provided by Counterparty subject to the completion of its IPO;

NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth below and for other good and valuable consideration the parties hereby agree as follows:

1. *Services*. Subject to the terms and conditions of this Agreement, Counterparty shall provide to XHLD as an independent contractor the following services: (i) Digital marketing and technology services, including but not limited to: - Digital marketing strategy development and implementation - Social media marketing and management - Search engine optimization (SEO) and content marketing - Website development and maintenance - Mobile application development - Cloud infrastructure management - IT systems integration and support (ii) Business development and strategic services, including: - Market analysis and competitive intelligence - Strategic partnership development - Growth strategy consulting - Investment opportunity evaluation - Joint venture structuring and negotiations (iii) Investment and fund participation services: - Evaluation and participation in investment funds - Investment in joint ventures or partnerships - Strategic investment opportunities as directed by Counterparty - Fund management and advisory services (iv) Any other business consultancy services as mutually agreed between XHLD and Counterparty.

2. *Service Period*. Services shall be rendered starting from the Effective Date of this Agreement for a period of three (3) years unless otherwise specified (refer to terms and termination section for early termination conditions).

3. **Independent Contractor Status**.

a. Counterparty's relationship with XHLD is that of an independent contractor and nothing in this Agreement shall be construed as creating a partnership, joint venture, or employer-employee relationship. Counterparty will not be entitled to any of the benefits, which XHLD may make available to its employees, including, but not limited to: workers' compensation insurance,

unemployment insurance, disability insurance, medical insurance, dental insurance, retirement plans, 401(k) plans, stock option plans, stock purchase plans, vacation pay, and sick pay. The exclusion from benefit programs is a material component of the terms of compensation negotiated and is not premised on Counterparty's status as a non-employee. To the extent that Counterparty may become eligible for any benefit programs maintained by XHLD (regardless of the timing of or reason for eligibility), Counterparty waives their right to participate in the programs. This waiver is not conditioned on any representation or assumption concerning Counterparty's status as an independent contractor. Counterparty also agrees that, consistent with their independent contractor status, they will not apply for any government-sponsored benefits that are intended to apply to employees, including, but not limited to, unemployment benefits. In addition, Counterparty agrees, covenants, and represents that, even if their relationship with XHLD under this Agreement were to be later reclassified, through any means, from the relationship of independent contractor to that of employer-employee, Counterparty nevertheless will not be entitled to participate in any benefits of employment that XHLD may from time to time provide to its employees.

b. Counterparty shall be solely responsible for complying with all applicable local, state, and federal laws governing self-employed individuals, including but not limited to obligations such as payment of Federal, state, and local taxes, social security, disability, and other contributions attributable to the rendition of Services hereunder.

c. Counterparty shall be responsible for determining the amount of time, methods, equipment, resources, and techniques necessary to complete the Services or any other work requested by XHLD or a client pursuant to this Agreement.

4. Term and Termination. As of the Effective Date, XHLD engages Counterparty, and Counterparty accepts such engagement as an independent subcontractor to XHLD, pursuant to this Agreement. This Agreement may be terminated upon the mutual consent of both parties.

5. Fees. In exchange for the Services, Counterparty's compensation shall be **USD 2,049,025** for services to be performed by the Counterparty over the Service Period. XHLD shall make payment within one (1) business days upon receipt of the payment instruction(s) issued by the Counterparty. The payment is non-refundable and shall be paid to the designated bank account stated in the payment instruction provided by the Counterparty.

6. **Miscellaneous**.

a. This Agreement constitutes the entire understanding between the Parties and supersedes any and all prior or contemporaneous understandings and agreements, whether oral or written, between the Parties, with respect to the subject matter hereof. This Agreement can only be modified by a written amendment signed by the Party against whom enforcement of such modification is sought.

b. The validity, construction, and performance of this Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed within such state, without giving effect to any conflict of laws provisions thereof. The Federal and state courts located in New York, New York shall have sole and exclusive jurisdiction over any disputes arising under, or in any way connected with or related to, the terms of this Agreement and Counterparty: (i) consents to personal jurisdiction therein; and (ii) waives the right to raise forum non conveniens or any similar objection.

c. Any failure by either Party to enforce the other Party's strict performance of any provision of this Agreement will not constitute a waiver of its right to subsequently enforce such provision or any other provision of this Agreement.

d. Although the restrictions contained in this Agreement are considered by the Parties to be reasonable, if any such restriction is found by a court of competent jurisdiction to be unenforceable, such provision will be modified, rewritten or interpreted to include as much of its nature and scope as will render it enforceable. If it cannot be so modified, rewritten or interpreted to be enforceable in any respect, it will not be given effect, and the remainder of the Agreement will be enforced as if such provision was not included.

e. Any notices or communications required or permitted to be given hereunder may be delivered by hand, deposited with a nationally recognized overnight carrier, electronic-mail, or mailed by certified mail, return receipt requested, postage prepaid, in each case, to the address of the other Party first indicated above (or such other address as may be furnished by a Party in accordance with this paragraph). All such notices or communications shall be deemed to have been given and received (i) in the case of personal delivery or electronic-mail, on the date of such delivery, (ii) in the case of delivery by a nationally recognized overnight carrier, on the third business day following dispatch, and (iii) in the case of mailing, on the seventh business day following such mailing.

f. Neither Party may directly or indirectly assign or transfer this Agreement by operation of law or otherwise without the prior written consent of the other Party, which consent will not be unreasonably withheld. All obligations contained in this Agreement shall extend to and be binding upon the Parties to this Agreement and their respective successors, assigns and designees.

g. Paragraph headings used in this Agreement are for reference only and shall not be used or relied upon in the interpretation of this Agreement.

h. The provisions of this Section 6 shall survive the expiration or termination of this Agreement for any reason.

i. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument. The parties hereto may deliver this Agreement and the other documents required to consummate the transactions contemplated

hereby by facsimile or in .pdf format sent by email and each party shall be permitted to rely upon the signatures so transmitted as original signatures.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

TEN Holdings, Inc.

By: Randolph Wilson Jones III, CEO

/s/ Randolph Wilson Jones III

Date: 02/18/2025

PeakValue, LLC

/s/ Charlie Allen

By: Charlie Allen

Title: COO, Director

Date: 02/18/2025